UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported:)	August 10, 2020

Tandy Leather Factory, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation

1-12368	75-2543540
(Commission File Number)	(IRS Employer Identification Number)

1900 Southeast Loop 820, Fort Worth, Texas	76140
(Address of Principal Executive Offices)	(Zip Code)

(817) 872-3200
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0024	TLF	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition

On August 10, 2020, Tandy Leather Factory, Inc. (the “Company”) issued a press release (the “August 10 Press Release”) announcing certain financial results as described in the next paragraph.  A copy of the August 10 Press Release is attached as Exhibit 99.1.

Year-to-date sales through July 2020 were $31 million, down 27% from the same period in 2019.  The decline was largely due to the impact of the COVID-19 pandemic, which required the Company to temporarily close all of its retail stores in March 2020; stores have been gradually reopening since late May 2020. Total sales for July 2020 were $5.1 million, down 5% from the same period last year.  Cost savings initiatives, together with reductions in employment costs from furloughed employees as a result of COVID-19 that we discussed in our June Annual Meeting and press release, are estimated to save $2-3 million in operating expenses through July.  Impairment charges recognized in the first quarter of 2020 are expected to be $2.5 million, primarily related to operating lease assets.  Cash and short-term securities at the end of July were $11.5 million.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 11, 2020, Tandy Leather Factory, Inc. (the “Company”) received a delisting determination letter from The Nasdaq Stock Market LLC (“Nasdaq”) notifying it that trading in the Company’s shares will be suspended on Nasdaq effective with the open of business on August 13, 2020, and that the Company’s common stock will be delisted from Nasdaq via Nasdaq’s filing of a Form 25 with the Securities and Exchange Commission (the “SEC”) once all applicable Nasdaq review and appeal periods have expired.  The Company is considering whether to appeal the determination.

In accordance with the terms of the earlier decision issued on behalf of the Nasdaq Hearings Panel (the “Panel”), the Company was required to file all outstanding periodic reports with the SEC by no later than August 10, 2020; however, the Company was unable to do so.  August 10, 2020 represented the full extent of the Panel’s discretion in this matter and, as a result, the Panel was required to issue a delisting determination under the Nasdaq Listing Rules.

The Company expects that its common stock may remain eligible to trade on the Over-the Counter Markets’ “Pink Sheets” under the current symbol “TLF” effective with the open of business on August 13, 2020.  The Company intends to reapply for Nasdaq listing once it has made the required filings.

The Company previously announced in the August 10 Press Release that it had not completed the required filings by August 10, 2020.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

No.	Exhibit
99.1	Press Release dated August 10, 2020

Forward Looking Statements

Certain statements contained in this report and other materials the Company files with the SEC, as well as information included in oral statements or other written statements made or to be made by the Company, other than statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally are accompanied by words such as “may,” “will,” “could,” “should,” “anticipate,” “believe,” “budgeted,” “expect,” “intend,” “plan,” “project,” “potential,” “estimate,” “continue,” “outlook,” “forecast” or “future,” variations thereof or other similar statements. Please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for additional information concerning these and other uncertainties that could negatively impact the Company. The Company assumes no obligation to update or otherwise revise its forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TANDY LEATHER FACTORY, INC.

Date: August 12, 2020	By:	/s/ Janet Carr
Janet Carr, Chief Executive Officer